                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          NATIONAL DENTEX CORPORATION
                (Name of Registrant as Specified In Its Charter)

                          NATIONAL DENTEX CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                          NATIONAL DENTEX CORPORATION

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

     The 2001 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation will be held as follows:

     -  Date:  Tuesday, April 10, 2001
     -  Time:  10:00 a.m.
     -  Place: Posternak, Blankstein & Lund, L.L.P.
            8th Floor Conference Center
            100 Charles River Plaza
            Boston, MA 02114

     Matters to be voted on:

     1.  Election of 6 directors.

     2.  Approval of the proposed 2001 Stock Plan.

     3. Ratification of the appointment of Arthur Andersen LLP as auditors for 2001.

     4.  Any other matters properly brought before the meeting.

     The Board of Directors has fixed the close of business on February 20, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

     YOUR VOTE AT THE MEETING IS VERY IMPORTANT TO US. PLEASE VOTE YOUR SHARES, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT TO US IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          Donald H. Siegel, Clerk

March 8, 2001

                                    CONTENTS

                                                              PAGE
                                                              ----
General Information About Voting............................    1
Proposal No. 1: Election of Directors.......................    4
Proposal No. 2: Approval of 2001 Stock Plan.................   13
Proposal No. 3: Appointment of Independent Auditors.........   16
Appendix A: 2001 Stock Plan.................................  A-1
Appendix B: Audit Committee Charter.........................  B-1

                          NATIONAL DENTEX CORPORATION
                              526 Boston Post Road
                          Wayland, Massachusetts 01778

                         ------------------------------

                                PROXY STATEMENT

                        GENERAL INFORMATION ABOUT VOTING

     What is this document? This is the Notice of our 2001 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation (the "Company"), combined with our Proxy Statement which provides important information for your use in voting your shares of our Company's common stock at the meeting.

     Who can vote? You can vote your shares of common stock if our records show that you owned the shares on February 20, 2001. A total of 3,473,000 shares of common stock are eligible to vote at the annual meeting. You are permitted one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

     How do I vote by proxy? Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote in favor of each of the six director nominees and each of the other proposals to be considered at the meeting.

     What if other matters come up at the annual meeting? The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

     Can I change my vote after I return my proxy card? Yes. At any time before the annual meeting, you can change your vote either by sending our Corporate Clerk a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

     Can I vote in person at the annual meeting rather than by completing the proxy card? Although we encourage you to complete and return the proxy card even if you plan to attend the meeting to ensure that your vote is counted, you can always vote your shares in person at the meeting.

     What do I do if my shares are held in "street name"? If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares, which should be enclosed with this document.

     How are votes counted? We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     Who pays for this proxy solicitation? We do. In addition to sending you these materials, one of our officers, directors or employees may contact you by telephone, by mail, or in person. None of these persons will receive any extra compensation for doing this.

                                STOCK OWNERSHIP

     The following table shows the number of shares of common stock beneficially owned as of February 20, 2001 by:

     - each nominee for director;

     - each executive officer shown in the summary compensation table below;

     - all executive officers and directors as a group; and

     - each person who we believe beneficially owns more than 5% of the common stock.

                                                                                     PERCENTAGE OF
                          NAME                             NUMBER OF SHARES(1)   OUTSTANDING SHARES(1)
                          ----                             -------------------   ---------------------
David V. Harkins*........................................         28,000                  0.8%
Jack R. Crosby(2)*.......................................          5,589                  0.2%
Daniel A. Grady*.........................................             --                   --
William H. McClurg*......................................          7,321                  0.2%
Norman F. Strate*........................................          2,926                  0.1%
David L. Brown(3)*+......................................         76,374                  2.2%
Eloy V. Sepulveda(4)+....................................         31,916                  0.9%
Donald E. Merz(5)+.......................................         48,355                  1.4%
Arthur B. Champagne(6)+..................................         20,530                  0.6%
Richard F. Becker, Jr. (7)+..............................         36,950                  1.1%
All executive officers and directors as a group (12
  persons)(8)............................................        313,146                  8.8%
Wasatch Advisors, Inc....................................        955,102                 27.5%
  150 Social Hall Avenue
  Salt Lake City, UT 84111
Artisan Partners Ltd. Partnership........................        518,400                 14.9%
  1000 North Water Street
  Milwaukee, WI 53202
Goldman Sachs Asset Management...........................        380,600                 11.0%
  32 Old Slip
  New York, NY 10005
Dalton, Greiner, Hartman,................................        229,300                  6.6%
  Maher & Co.
  1100 Fifth Avenue South
  Naples, FL 34102
J.P. Morgan Chase & Co...................................        224,890                  6.5%
  270 Park Avenue
  New York, NY 10017
FMR Corp.................................................        198,400                  5.7%
  82 Devonshire Street
  Boston, MA 02109

---------------
 * Nominee for Director. Their address is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

 + Executive officer. Their address is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

(1) Unless otherwise indicated, each of the persons named on the table has sole voting and investment power with respect to the shares listed. For each person or group, percentages are based on the number of shares outstanding plus any shares which may be acquired by such person or group within 60 days of February 20, 2001 by exercising options, warrants or conversion privileges. Options indicated below as being "exercisable" include any options vesting during such 60-day period. This stock ownership information is based upon information furnished to us by the persons named on the table.

(2) These shares are held by Rust Capital, Ltd. Mr. Crosby is the President of Rust Capital, Ltd. and he could be deemed to be indirectly a beneficial owner of these shares. Mr. Crosby disclaims beneficial ownership of such shares.

(3) Mr. Brown holds options for 63,500 shares, of which 17,500 are exercisable.

(4) Mr. Sepulveda holds options for 27,000 shares, of which 15,000 are exercisable.

(5) Mr. Merz holds options for 42,000 shares, of which 15,000 are exercisable.

(6) Includes 30 shares held by his wife, of which Mr. Champagne could be deemed to be indirectly a beneficial owner. Mr. Champagne disclaims beneficial ownership of such shares. Mr. Champagne holds options for 20,500 shares, of which 8,500 are exercisable.

(7) Mr. Becker holds options for 27,000 shares, of which 13,332 are exercisable.

(8) Certain executive officers, other than the executive officers named in the table, hold options for 42,000 shares, of which 18,000 are exercisable.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The entire Board of Directors, consisting of six members, will be elected at the annual meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting.

VOTE REQUIRED.

     The six nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted.

NOMINATIONS.

     At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we don't know of any reason why one of these nominees might not be able to serve, the Board of Directors may either propose to reduce the number of directors or propose a substitute nominee if any nominee is not available for election.

GENERAL INFORMATION ABOUT THE NOMINEES.

     With the exception of Daniel A. Grady, all of the nominees profiled below are currently directors of the Company. Each has agreed to be named in this proxy statement and to serve as a director if elected.

                  DIRECTOR
                    NAME                       AGE                     OFFICE HELD
                  --------                     ---                     -----------
David V. Harkins.............................  60    Chairman of the Board and Director
David L. Brown...............................  60    President, Chief Executive Officer and Director
Jack R. Crosby...............................  74    Director
Daniel A. Grady..............................  64    Director
William H. McClurg...........................  64    Director
Norman F. Strate.............................  60    Director

     Mr. Harkins is a founder of the Company and has served as Chairman of the Board and as a director since its inception. Mr. Harkins is President of Thomas
H. Lee Partners, L.P., a private equity investment firm, and has been associated with the Thomas H. Lee Company since its founding in 1975. Mr. Harkins is currently a director of Conseco, Inc., Cott Corporation, Fisher Scientific International, Inc., Metris Companies, Inc., Stanley Furniture Company, Inc., Syratech Corporation and Tucker Anthony Sutro.

     Mr. Brown was appointed President and a director of the Company in December, 1998, and Chief Executive Officer in 2000. He joined the Company in 1984 as Vice President-Finance and Chief Financial Officer, and was appointed as Treasurer in 1991. Mr. Brown also serves on the Board of Directors of the American Dental Trade Association, the Forsyth Institute Board of Trustees, and the Harvard School of Dental Medicine Board of Fellows.

     Mr. Crosby is Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. Mr. Crosby serves as a director of several public and privately held companies, including Propaganda Film Holdings and CinemaStar Luxury Theaters, Inc. Mr. Crosby has been a director of the Company since 1992.

     Mr. Grady is Vice President-Finance of Bose Corporation, a designer and manufacturer of high quality home audio and other electronics equipment. Mr. Grady also serves as a director of Welch Foods Inc. and as a trustee of Dedham Savings Bank. Mr. Grady is being proposed for election for the first time at the meeting.

     Mr. McClurg has been President of Load Controls, Inc., since 1984. Load Controls manufactures and sells electric motor power sensors and load controls. Mr. McClurg has been a director of the Company since 1994.

     Mr. Strate was Chief Executive Officer of J.F. Jelenko & Co., a supplier of dental products to dental labs, from 1986 until it was acquired by Heraeus, GmbH in 1996. He is a partner in The Strate Group, a merger and acquisitions firm. He is a former member of the Board of Fellows of the Harvard School of Dental Medicine. Mr. Strate joined the Board of Directors of the Company in 1997.

COMPENSATION OF DIRECTORS.

     "Non-employee" directors receive a retainer fee of $16,000 annually, and at their election may receive such compensation in cash or common stock of the Company. All of the directors except Mr. Brown are non-employee directors. Prior to 2001, an annual retainer of $12,000 was paid only to "non-affiliated" directors. All of the directors are reimbursed for travel and similar expenses incurred in connection with their services.

COMMITTEES OF THE BOARD.

     The Board of Directors has three principal committees. The following chart describes the function and membership of each committee and the number of times it met in 2000:

                        EXECUTIVE COMMITTEE -3 MEETINGS

                          FUNCTION                                 MEMBERS
                          --------                                 -------
  - Approve terms of acquisitions of                          David V. Harkins
     dental laboratories or other                             William H. McClurg
     business (under $1.0 million in purchase price)          David L. Brown

                       COMPENSATION COMMITTEE -3 MEETINGS

                          FUNCTION                                 MEMBERS
                          --------                                 -------
  - Review and approve compensation                           David V. Harkins
     and benefit programs                                     Jack R. Crosby
  - Approve compensation of senior executives                 William H. McClurg
  - Administer stock option plans                             Norman F. Strate

See the report of the Compensation Committee on page 6.

                          AUDIT COMMITTEE -3 MEETINGS

                          FUNCTION                                 MEMBERS
                          --------                                 -------
  - Recommend the engagement of independent auditors          David V. Harkins
  - Review the annual financial statements                    Jack R. Crosby
  - Review control procedures and accounting practices        William H. McClurg
  - Monitor accounting and reporting practices                Norman F. Strate
  - Review compliance with the conflict-of-interest policy
  - Review the capital structure of the Company

See the report of the Audit Committee on page 16.

     The Board of Directors held three meetings during 2000. Each director attended all of the meetings of the Board and of each committee that he belongs to. The Board does not maintain a standing nominating committee.

                             EXECUTIVE COMPENSATION

     The following report and the performance graph on page 11 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, unless we state otherwise.

REPORT OF THE COMPENSATION COMMITTEE

     Compensation Committee Participation. The Compensation Committee is composed of four directors who are not employees of the Company. There are no interlocking compensation committee relationships between our directors and executive officers and the directors and executive officers of any other public company.

     General Philosophy on Executive Compensation. The Committee's goals are to:

     - provide compensation competitive with similar companies;

     - reward executives consistent with the performance of the Company;

     - recognize individual performance;

     - retain and attract qualified executives; and

     - encourage those executives to increase stockholder value by aligning their interests with the interests of our stockholders.

     To achieve these goals, the Committee has put in place an executive compensation program with three basic elements; base salary, annual cash bonus, and stock options. The Committee intends to review its compensation policies from time to time in order to take into account factors which are unique to the Company.

     Base Salary. The Committee determines the base salary of each executive officer. The Committee considers competitive industry salaries, the nature of the officer's position, the officer's contribution and experience, and the officer's length of service. Base salaries are conservatively pegged to a level we subjectively believe to be competitive with the average levels of base salary in organizations of similar size.

     Annual Cash Bonus. The Committee grants annual cash bonuses to executive officers based directly on the short-term financial performance of both our operating dental laboratories and the Company as a whole. This annual cash bonus is designed to provide better than competitive pay only for better than competitive financial performance.

     The Company has established cash incentive plans which reward:

     - dental laboratory management and other key employees who directly influence the financial performance of an individual dental laboratory;

     - key executives based upon our achievement of corporate earning targets, expressed in terms of pre-tax income, as compared to our budget for each year; and

     - group managers based upon the achievement of earnings within each manager's group of dental laboratories.

     Stock Options. The Committee administers the Company's stock option plans, which reward executives and other employees for delivering long-term value to our stockholders. The goals of our stock option plans are to:

     - reward executives for long-term strategic management and the enhancement of stockholder value through appropriate equity ownership in the Company;

     - support a performance-oriented environment that rewards plan participants for improving the Company's financial performance; and

     - attract and retain key executives and employees critical to our long-term success.

     Compensation of Chief Executive Officer in 2000. We increased President and Chief Executive Officer David L. Brown's base salary from $130,000 to $200,000 in August, 2000. This increase was based on a recognition of Mr. Brown's performance since succeeding former President and Chief Executive Officer William M. Mullahy, who passed away in July, 1999.

     Compensation of Other Executive Officers in 2000. With respect to the other executive officers named in the summary compensation table below, the Company increased the base salaries of the Group Vice Presidents, Eloy V. Sepulveda and Arthur B. Champagne, from $80,000 and $75,000, respectively, to $120,000 in May, 2000, while decreasing their percentage of participation in the Laboratory Incentive Compensation Plan from 13.5% to 8% and from 22% to 18.5%, respectively. The Company increased Senior Vice President Donald E. Merz' base salary from $80,000 to $120,000 in May, and decreased his percentage of participation in the Laboratory Incentive Compensation Plan from 24% to 17%. The Company also increased Chief Financial Officer Richard F. Becker, Jr.'s base salary from $92,000 to $120,000 in May, and reduced his participation in the Corporate Executives Incentive Compensation Plan from 40% of base salary to 30% of base salary. We determined that this shift in compensation from bonus to base salary was warranted by the continuing strong performance of our senior executive team, as well as our subjective view that our existing base salary levels were somewhat less than what competitive companies were offering.

     Option Grants and Proposed 2001 Stock Plan. During 2000, the Committee made relatively modest option grants ranging from 3,000 to 7,500 shares to the executive officers named in the summary compensation table below. On January 23, 2001, the Board of Directors approved the proposed 2001 Stock Plan, which is intended as a replacement for the 1992 Long Term Incentive Plan, which was almost entirely depleted by option grants made to executive officers on that date, and which will expire next year in any event. As more fully described below, the new plan, if approved by the stockholders, would allow us to continue to offer an equity incentive to executive officers, as well as eligible employees, officers, directors, advisors and consultants of the Company.

     Submitted by:

     David V. Harkins
     Jack R. Crosby
     William H. McClurg
     Norman F. Strate

EXECUTIVE OFFICERS OF THE COMPANY.

     The following table sets forth our current executive officers, their ages, the positions and offices held by each person, and the year each person first served as an executive officer of the Company. The officers serve at the discretion of the Board of Directors.

                                                                                       FIRST YEAR AS
                                                                                       AN EXECUTIVE
                      NAME                          AGE          OFFICES HELD             OFFICER
                      ----                          ---          ------------          -------------
David L. Brown..................................    60     President,                      1984
                                                           Chief Executive Officer,
                                                           Treasurer, and Director
Donald E. Merz..................................    62     Senior Vice President           1987
Richard F. Becker, Jr...........................    48     Vice President-Finance,         1990
                                                           Chief Financial Officer
                                                           and Assistant Treasurer
Richard G. Mariacher............................    56     Vice President-                 1982
                                                           Technical Services
Arthur B. Champagne.............................    60     Group Vice President            1986
James F. Dodd, III..............................    61     Group Vice President            1993
Eloy V. Sepulveda...............................    65     Group Vice President            1994

     Mr. Brown's background is summarized on page 4 above.

     Mr. Merz has been in the dental laboratory industry for over 35 years with the Company or its predecessors. He has been a Vice President of the Company since 1987. In 1998, Mr. Merz became Senior Vice President and, in 2000, the Chairman of the Company's new Laboratory Operations Committee.

     Mr. Becker served as Corporate Controller of the Company from 1984 to 1990, as Vice President and Corporate Controller from 1990 to 1996, and is currently Vice President -- Finance and Chief Financial Officer. Prior to joining the Company, Mr. Becker held a number of financial management positions with Etonic, Inc. and Kendall Company, subsidiaries of Colgate-Palmolive, Adage Corporation, William Underwood Company and Rix Corporation.

     Mr. Mariacher has served as Vice President-Technical Services of the Company since its inception. Mr. Mariacher has been with the Company or its predecessors for over 30 years. He is the author of many technical articles, Chairman of the National Board for Certification of Dental Laboratories, Technical Editor of Laboratory Management Today, serves as Chairman of the Board of Directors of the CAL-Lab Group and is a member of the American Prosthodontic Society and the Academy of Esthetic Dentistry.

     Mr. Champagne has been a Vice President of the Company since 1986. In 2000, he became a member of the Company's Laboratory Operations Committee. Mr. Champagne has been employed by the Company or its predecessors for over 40 years.

     Mr. Dodd has been a Vice President of the Company since 1993, and is a member of the Laboratory Operations Committee . He was the founder and President of Dodd Dental Laboratories, Inc. from 1963 until its acquisition by the Company in 1992. Mr. Dodd has also served as President of the Dental Laboratory Conference (1987-1998), as President of the Delaware Dental Laboratory Association (1971-1973), and as director (1988-1993), Secretary (1992-1993) and Treasurer (1991-1992) of the American Fund for Dental Health.

     Mr. Sepulveda has been employed by the Company or its predecessors for over 40 years. He has served as a Vice President since 1994, and is also a member of the Laboratory Operations Committee.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                                          --------------------------
                                                             ANNUAL COMPENSATION          SECURITIES     ALL OTHER
                  NAME AND PRINCIPAL                    ------------------------------    UNDERLYING    COMPENSATION
                       POSITION                         YEAR     SALARY     BONUS (1)      OPTIONS          (2)
                  ------------------                    ----    --------    ----------    ----------    ------------
David L. Brown........................................  2000    $155,308    $  110,000      7,500         $21,688
  President and Chief                                   1999     130,000       100,000         --          21,563
  Executive Officer                                     1998     120,000        60,000      6,000          21,563
Donald E. Merz........................................  2000     106,154       113,489      7,500          28,195
  Senior Vice President                                 1999      80,000       117,453         --          27,587
                                                        1998      70,000       107,455      6,000          27,291
Eloy V. Sepulveda.....................................  2000     106,154        59,475      3,000          46,039
  Group Vice President                                  1999      80,000        75,007         --          45,414
                                                        1998      80,000        69,066      3,000          45,414
Arthur B. Champagne...................................  2000     104,423        61,557      3,000          19,585
  Group Vice President                                  1999      70,000        74,672         --          18,874
                                                        1998      70,000        50,943      3,000          18,724
Richard F. Becker, Jr.................................  2000     111,385        44,000      5,000          10,043
  Vice President-Finance                                1999      92,000        48,000         --           9,716
  and Chief Financial                                   1998      86,000        40,000      4,000           9,568
  Officer

---------------
(1) Paid for services rendered in 1998, 1999 or 2000 to all of the officers named above under the Corporate Executives Incentive Compensation Plan, and under the Company's Laboratory Incentive Compensation Plan as to Messrs. Merz, Sepulveda and Champagne.

(2) Represents the Company-paid portion of life insurance premiums to fund our Supplemental Executive Retirement Plan. Also includes the Company's matching contribution under our Dollars Plus Plan, a plan qualified under sec. 401(k) of the Internal Revenue Code of 1986, as amended. The matching contribution is 100% of the first 1% of salary contributed by the employee and 50% of the next 3% of salary contributed.

                            OPTIONS GRANTED IN 2000

     The following table shows the options granted to the executive officers named in the summary compensation table above during the fiscal year ended December 31, 2000. These "incentive stock options" were granted on April 5, 2000, vest in equal installments over a three year period from date of grant, and expire ten years from the date of grant.

                                                         PERCENT OF                                        VALUE AT ASSUMED
                                          NUMBER OF         TOTAL                                        ANNUAL RATE OF STOCK
                                            SHARES         OPTIONS                                               PRICE
                                          UNDERLYING     GRANTED TO                                        APPRECIATION (1)
                                           OPTIONS           ALL         EXERCISE PRICE    EXPIRATION    ---------------------
                  NAME                     GRANTED        EMPLOYEES        PER SHARE          DATE        AT 5%       AT 10%
                  ----                    ----------    -------------    --------------    ----------    --------    ---------
David L. Brown..........................    7,500           10.0%            $13.00          4/5/10      $61,350     $155,400
Donald E. Merz..........................    7,500           10.0              13.00          4/5/10       61,350      155,400
Eloy V. Sepulveda.......................    3,000            4.0              13.00          4/5/10       24,540       62,160
Arthur B. Champagne.....................    3,000            4.0              13.00          4/5/10       24,540       62,160
Richard F. Becker, Jr...................    5,000            6.7              13.00          4/5/10       40,900      103,600

---------------
(1) Represents the hypothetical net gains from exercise of these options, based on assumed rates of stock price appreciation over the options' terms. The table is not intended to forecast possible future appreciation of the common stock. The actual net gains, if any, will be dependent on the actual future performance of the common stock. There can be no assurance that the assumed rates of stock price appreciation utilized in calculating the amounts reflected in these columns will be achieved.

                      OPTION EXERCISES AND YEAR-END VALUE

     The following table sets forth information concerning options exercised during 2000 (there were none) and the unexercised options held as of December 31, 2000 by the executive officers named above.

                                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                               STOCK                   OPTIONS AT FISCAL YEAR-        IN-THE-MONEY OPTIONS
                                             ACQUIRED      VALUE                 END                 AT FISCAL YEAR END (2)
                                                ON        REALIZED   ---------------------------   ---------------------------
                   NAME                      EXERCISE       (1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                   ----                     -----------   --------   -----------   -------------   -----------   -------------
David L. Brown............................      --          $--        15,000          9,500         $39,625        $58,438
Donald E. Merz............................      --           --        12,500          9,500          39,625         58,438
Eloy V. Sepulveda.........................      --           --        14,000          4,000          38,250         24,250
Arthur B. Champagne.......................      --           --         7,500          4,000           8,750         24,250
Richard F. Becker, Jr.....................      --           --        11,666          6,334          38,961         38,961

---------------
(1) The value realized upon the exercise of an option is determined by multiplying the number of options exercised by the difference between the market price of the common stock on the date of exercise of the options and the exercise price of the options exercised.

(2) The value of unexercised in-the-money options at the end of fiscal year 2000 is determined by multiplying the number of options held by the difference between the market price of the common stock underlying the options on December 31, 2000 ($19.625 per share) and the exercise price of the options.

STOCK PERFORMANCE GRAPH.

     The following graph compares the cumulative total stockholder return on our common stock during the five fiscal years ended December 31, 2000 with the cumulative total return of the Nasdaq Industrial Index and a peer group index described more fully below.

                   COMPARISON OF CUMULATIVE TOTAL RETURN (1)
  AMONG THE COMPANY ("NADX"), NASDAQ INDUSTRIAL INDEX AND PEER GROUP INDEX (2)
                                    [CHART]

                                                          NADX                       NASDAQ                       PEERS
                                                          ----                       ------                       -----
12-31-95                                                 100.00                      100.00                      100.00
12-31-96                                                  82.14                      115.03                      114.95
12-31-97                                                  89.80                      126.57                      158.65
12-31-98                                                  68.37                      135.20                      166.04
12-31-99                                                  68.37                      232.09                      157.89
12-31-00                                                  80.10                      153.73                      257.39

(1) Assumes $100 invested on December 31, 1995 in our common stock, the Nasdaq Industrial Index and the Peer Group Index, including reinvestment of any dividends paid on the investment.

(2) The Peer Group Index consists of Dentsply International, Inc. and Patterson Dental Company. We believe that these companies represent the other publicly traded companies within the dental service community.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS.

     The Company has entered into employment agreements with David L. Brown and Richard F. Becker which provide for annual base salaries which may be increased at the discretion of the Board of Directors. These agreements also provide for participation in our Executive Incentive Compensation Plan, reimbursement of expenses, and the same benefits offered to the Company's executives generally. The agreements provide for automatic renewal for one-year terms until termination by the Company or by the employee.

     The Company also has entered into Change of Control Severance Agreements with the seven executive officers named in this proxy statement, which may provide for a severance benefit upon termination of employment within two years after a change in control of the Company. These agreements provide that, in the event that the executive is terminated without cause or the executive terminates his employment for certain specified reasons, such as a reduction in compensation or duties, the executive will receive severance benefits equal to two times his base salary in effect immediately prior to the date of termination, plus two times the average amount of the bonus payable for the two fiscal years ending on or immediately prior to the date of termination. These severance benefits are three times salary and bonus in the case of Mr. Brown's agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act ("Exchange Act") requires our officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of our equity securities. Based solely on a review of the Section 16 Reports furnished to us by or on behalf of the Reporting Persons and, where applicable, any written representation by any of them that Section 16 Reports were not required, we believe that all Section 16(a) filing requirements applicable to our Reporting Persons during and with respect to 2000 have been complied with on a timely basis.

                                 PROPOSAL NO. 2
                        APPROVAL OF THE 2001 STOCK PLAN

     At the annual meeting, you will be asked to vote to approve our proposed new 2001 Stock Plan (the "Plan"), which is intended as a replacement for our 1992 Long Term Incentive Plan, which is almost entirely depleted and will expire next year. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PLAN.

VOTE REQUIRED.

     If a majority of the shares of common stock represented and entitled to vote at the meeting vote in favor, the Plan will be approved. Abstentions and broker non-votes, if any, will therefore have no effect on the outcome of the vote.

SUMMARY OF THE PLAN.

     Below is a summary of the significant terms of the Plan as approved by the Board on January 23, 2001. The full text of the Plan is set forth as Appendix A to this Proxy Statement.

     Total Number of Shares Covered. 300,000 shares of common stock (subject to adjustment for stock splits and similar changes in capitalization).

     Purpose. The purpose of the Plan, like the 1992 Long Term Incentive Plan, is to provide a long-term equity incentive in the form of stock options to persons whose present and potential contributions are important to our continued success, to afford such persons an opportunity to acquire a proprietary interest in the Company, and to enable us to continue to enlist and retain the best available talent for the successful conduct of our business.

     Administration. The Plan will be administered by the Compensation Committee of the Board. Subject to the Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each award, the terms and conditions of such awards and the dates of grants. The Committee also has the authority to construe and interpret any of the provisions of the Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees.

     Eligibility. All employees, prospective employees, officers, directors (whether or not also employees), advisors, consultants and other key persons of the Company, and of any present or future parent or subsidiary of the Company, are eligible to receive options under the Plan.

     Option Awards. Both incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code (the "Code"), and nonqualified stock options ("NQSOs"), may be granted under the Plan. The Committee determines whether an option granted under the Plan will be an ISO or a NQSO. ISOs may be granted only to employees, and are subject to a number of restrictions.

     Grant Limitations. No eligible individual shall be granted options to acquire in the aggregate more than 100,000 shares of common stock in any one fiscal year.

     Terms of the Options. Each option granted pursuant to the Plan is evidenced by a stock option grant (the "Grant") issued by the Company. An exercise notice and agreement (the "Exercise Notice") is to be completed by the optionee at the time an option is exercised. The Company does not receive any consideration from an optionee at the time an option is granted. The forms of the Grant and the Exercise Notice may be determined by the Committee from time to time, subject to the terms of the Plan.

     Options may be granted under the Plan until the tenth anniversary of the date of the adoption of the Plan.

     Subject to the provisions of the Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability. Generally, options granted under the Plan must be exercised within ten years from the option grant date.

     The Committee determines the exercise price of each option granted, which is set forth in the Grant. Under the Plan, the exercise price of each option granted may not be less than the fair market value per share of the Company's common stock on the date the option is granted; except that, over the life of the Plan, options for an aggregate of up to 50,000 shares may be granted with exercise prices below fair market value. We have never granted such discounted price options in the past, and have no current intention to do so in the future.

     Payment for shares purchased upon exercise of an option may be made (a) in cash or by check, (b) at the discretion of the Committee, through delivery or withholding of shares of common stock, (c) at the discretion of the Committee and consistent with applicable law, through a broker-assisted "cashless" exercise, or (d) by any combination of the above.

     Nontransferability. Options granted under the Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution, unless the Committee determines otherwise. During the lifetime of the optionee, an option may be exercised only by the optionee.

     Termination of Employment. If an optionee's employment is terminated for any reason other than death, any outstanding option must generally be exercised by the optionee within 90 days following such termination. If termination is on account of death, any outstanding option must generally be exercised within 12 months following the participant's death. The Committee has the authority under the Plan to vary the provisions of an award applicable upon termination of employment.

     Capital Changes. If the number of our outstanding shares of common stock is changed by a stock dividend, stock split, combination, reclassification or similar change in the capital structure of the Company, the number of shares of common stock available for option grants under the Plan, the number of shares and the exercise price per share for each outstanding option and the other numerical limitations noted above will be proportionately adjusted by the Committee, subject to any required action by the Board or stockholders.

     Change of Control. The Committee may in its discretion provide in any option Grant agreement, or at any time thereafter, for acceleration of the vesting of any options granted pursuant to the Plan and for any option to become fully vested and exercisable in the event of a "Change of Control" of the Company, as defined in the Plan.

     Amendment and Termination. The Committee may amend or terminate the Plan at any time and in any respect, except that the Committee cannot, without the approval of the stockholders of the Company, amend the Plan in any manner that requires stockholder approval pursuant to the Code or the regulations thereunder or pursuant to Rule 16b-3 of the Exchange Act. No amendment of the Plan may adversely affect any outstanding option without the optionee's written consent.

     If an option granted pursuant to the Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option or award will again become available for grant and purchase under the Plan.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     General. The following is a general summary of the current United States federal income tax consequences associated with participation in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This information may not be applicable to participants who are not residents of the United States. All participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.

TAX TREATMENT OF THE OPTIONEE.

     Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the optionee will generally include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's purchase price. The included amount will be treated as ordinary income and reported on an employee's W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the optionee's salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as short term or long term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

     Incentive Stock Options. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee disposes of ISO Shares prior to the expiration of either of the above required holding periods (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee's W-2 form. Income tax withholding on this income is optional. Any addition gain or loss will be long-term or short-term capital gain or loss, depending upon whether or not the ISO Shares were held for more than one year following the date of exercise by the optionee. A disposition of ISO Shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

     Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income for alternative minimum taxable income up to $175,000 and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances).

TAX TREATMENT OF THE COMPANY.

     Deductions. The Company will be entitled to a deduction in connection with the exercise of a NQSO by a domestic optionee to the extent that the optionee recognizes ordinary income provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares and will not be entitled to any deduction upon exercise of an ISO in the absence of any such disqualifying disposition.

     ERISA. The Company believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code.

                                 PROPOSAL NO. 3
                      APPOINTMENT OF INDEPENDENT AUDITORS

     We have appointed the accounting firm of Arthur Andersen LLP as our independent auditors to examine the Company's financial statements for the year ending December 31, 2001. A resolution to ratify the appointment will be presented at the annual meeting. We recommend that you vote for ratification of the appointment of Arthur Andersen LLP. A majority of the votes cast must vote in favor to ratify the appointment. (Therefore, absentions and broker non-votes, if any, will have no effect on the outcome of the vote). If the stockholders do not ratify the appointment, we will reconsider our selection.

     Arthur Andersen LLP audited and reported upon the Company's financial statements for 2000. In connection with that audit, Arthur Andersen LLP also reviewed the Company's Annual Report, quarterly financial statements, and the Company's filings with the Securities and Exchange Commission, and consulted with management as to the financial statement implications of matters under consideration. A representative of Arthur Andersen LLP will be at the meeting and available to answer questions.

     As described above, the Board of Directors has appointed an Audit Committee. The Audit Committee has adopted a written charter governing its actions. The Charter is set forth in full as Appendix B to this proxy statement. All members of the Company's Audit Committee are "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

     The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, unless we state otherwise.

REPORT OF THE AUDIT COMMITTEE.

     The Audit Committee hereby states that it:

     - Has reviewed and discussed the audited financial statements with the Company's management;

     - Has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

     - Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence; and

     - Has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Submitted by:

                                          David V. Harkins
                                          Jack R. Crosby
                                          William H. McClurg
                                          Norman F. Strate

FEES PAID TO AUDIT FIRM.

     For fiscal year 2000, we paid (or have agreed to pay) Arthur Andersen LLP to provide services in the following categories and amounts:


Annual audit for 2000 and review of quarterly financial
  statements during that year...............................  $70,500

Financial information systems design and implementation.....  $    --

All other fees (consisting primarily of tax consulting
  services and audit of our Dollars Plus Plan)..............  $28,025

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for action at our 2002 Annual Meeting of Stockholders must submit the proposal in writing so as to be received by the Company at its principal executive offices no later than November 8, 2001.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy may vote in accordance with their best judgment.

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2000 is enclosed with this proxy statement. These materials are being mailed to stockholders beginning on or around March 8, 2001.

                                                                      APPENDIX A

                          NATIONAL DENTEX CORPORATION

                                2001 STOCK PLAN

     1. Purpose. The purpose of the National Dentex Corporation 2001 Stock Plan (the "Plan") is to provide an incentive for employees of National Dentex Corporation, (the "Company"), and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other persons who may render services to the Company or a Related Corporation, by offering opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, (i) the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code, and (ii) the term "grantee" refers to the recipient of Options.

     2. Administration of the Plan.

          A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of two or more non-employee directors appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) Non-Qualified Options, shall be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period;
     (vi) extend the period during which outstanding Options may be exercised;
     (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any; (viii) determine whether performance targets or goals are to be imposed on Options, and set and interpret such targets or goals; and (ix) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or any Options granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. Consistent with the terms of the Plan, the Committee may waive, modify or suspend any restriction or performance target or goal imposed by the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted under it.

          B. Grant of Options to Board Members. Subject to the restrictions on ISOs imposed by the Code, Options may be granted to members of the Board, including members of the Committee. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote or act by written consent on any matters affecting the administration of the Plan.

     3. Eligible Employees and Others. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options may be granted to any employee, prospective employee, officer, director (whether or not also an employee), advisor, consultant or other key person of or to the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant Options. The granting of any Options to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options or any other incentive plan or arrangement of the Company.

     4. Stock. The stock subject to Options shall be authorized but unissued common shares of the Company, par value $.01 per share (the "Common Stock"), or shares of such Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 300,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Options under the Plan. The Maximum number of shares of Common Stock that may be subject to Options granted under the Plan to any one individual during any fiscal year of the Company shall be 100,000 shares.

     5. Granting of Options. Options may be granted under the Plan at any time on or after the date of adoption hereof and prior to the tenth anniversary of such date of adoption. The date of grant of Options under the Plan will be the date specified by the Committee at the time it grants the Options.

     6. Minimum Option Price; ISO Limitations.

          A. Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the fair market value per share of Common Stock on the date of grant, except that Non-Qualified Options to purchase up to an aggregate of 50,000 shares may be granted under the Plan at a lesser price, but in no event less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

          B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

          C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable from the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

          D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average

     (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
     (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market, in each case determined as of the end of the "regular" trading day. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. Option Duration. Subject to earlier termination as provided herein or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten (10) years from the date of grant in the case of Options generally and (ii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided herein, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. Exercise of Option. Subject to the provisions of paragraphs 9 through 13, each Option granted under the Plan shall be exercisable as follows:

          A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments (which need not be equal) as the Committee may specify.

          B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. Acceleration of Vesting. The Committee may in its discretion provide in any agreement relating to any Options, or at any time thereafter, for the acceleration of the date that any installment of any Options become exercisable, including prior to or in connection with any Change of Control (as defined herein); provided that, except as set forth in any agreement relating to any Options, the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     As used in this Plan, "Change of Control" shall mean the occurrence of any one of the following events:

          (i) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; or

          (ii) any Person (as defined in Section 13(d) of the Exchange Act) other than an employee benefit plan of the Company or of any Related Corporations becomes the owner of 33% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 33% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/3 of the Board; or

          (iii) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Board and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at lest 1/3 of the Board; or

          (iv) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute at least two-thirds of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that for purposes of this paragraph (iii), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured.

     9. Termination of Employment. Unless otherwise specified in the agreement relating to such Option, if an optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her Options shall become exercisable, and his or her Options shall terminate on the earlier of ninety
(90) days after the date of termination of his or her employment, or (b) their specified expiration dates. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, maternity leave, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. Options granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Options the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10. Death; Disability.

          A. Death. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any Option held by such optionee upon death may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the Option or (ii) one year from the date of the optionee's death.

          B. Disability. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any Option held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the Option or (ii) ninety (90) days from the date of termination of the optionee's employment; provided, however, that, if the optionee dies within such ninety (90) day period (or such other period as the Board shall specify at grant, any unexercised Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months, from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an ISO is exercisable after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Option. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
     Section 22(e)(3) of the Code or any successor statute.

     11. Assignability. Unless otherwise determined by the Committee or specified in the agreement, Options shall not be assignable or transferable by the grantee except by will or by the laws of descent and distribution. Except as set forth in the previous sentence, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

     12. Terms and Conditions of Options. Options shall be evidenced by agreements or other instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof, to the extent applicable, and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options, including but not limited to rights of first refusal and options to purchase. The Committee may specify that any Options shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The officers of the Company are authorized and empowered to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. Adjustments. Upon the occurrence of any of the following events, the shares of Common Stock subject to outstanding Options granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the grantee and the Company relating to such Options:

     A. Stock Dividends and Stock Splits. If the shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock subject to outstanding Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     B. Recapitalization, Reorganization, Consolidation or Mergers. In the event of a recapitalization or reorganization of the Company or a consolidation or a merger involving the Company (other than a transaction described in subparagraph C below) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a grantee upon exercising Options shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

     C. Certain Consolidations and Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization or in the event of a sale or other disposition of assets which constitutes a Change of Control (each, a "Sale"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Sale, (b) shares of stock of the surviving or successor corporation or other entity or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Sale; or (ii) upon written notice to the grantees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Sale, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Sale) over the exercise price thereof.

     D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may in its discretion refrain from making such adjustments.

     E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Options will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     F. Other Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to outstanding Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     G. Fractional Shares. No fractional shares shall be issued under the Plan, and the grantee of Options shall receive from the Company cash in lieu of any such fractional share.

     H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14. Exercise of Options. An Option (or any part or installments thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised. The optionee shall make full payment of the exercise price of the Option shares being purchased either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery or withholding of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee and consistent with applicable law, through the delivery to the Company of a portion of the proceeds from the sale of the Common Stock acquired upon exercise of the Option equal to the cash exercise price of the Option, along with an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's discretion at the time of exercise, or
(d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. Term and Amendment of Plan. The Plan was adopted by the Board as of January 23, 2001. The Plan shall expire at the close of business on January 22, 2011 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that no amendment of the Plan by the Board shall be effective, without the approval of the stockholders obtained within 12 months before or after the Board's action, (i) if such amendment would cause ISOs already granted under the Plan to fail to qualify as "incentive stock options" under the Code, or (ii) if such stockholder approval is then required by applicable law, by Rule 16b-3 (or any successor rule) under the Exchange Act, or by applicable regulations of any stock exchange or NASDAQ. In no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Options previously granted to such grantee, except as provided herein.

     16. Conversion of ISOs into Non-Qualified Options. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

     17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

     18. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a "Disqualifying Disposition" (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the latter of (a) the date two (2) years following the date the ISO was granted or (b) the date one (1) year following the date the ISO was exercised.

     19. Withholding of Income Taxes. Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in paragraph
18), the vesting or transfer of restricted stock or securities acquired on the exercise of an option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition the exercise of an Option on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding, from the shares of Common Stock otherwise deliverable upon exercise of a Options, of that number of shares having an aggregate fair market value equal to the amount of such withholding taxes.

     20. Governmental Regulation.   The Company's obligation to sell and deliver
shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

     21. Governing Law. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

     Approved by the Board on January 23, 2001.

     Approved by the Stockholders on             , 2001.

                                                                      APPENDIX B

                          NATIONAL DENTEX CORPORATION

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the audit committee, composed of at least three members of the Board of Directors. The audit committee shall be composed of directors who are independent of the management of the corporation, are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member, and are financially literate. The outside auditor is ultimately accountable to the Board of Directors and the audit committee of the Board of Directors.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     - Review the financial statements contained in the annual report to the shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Ensure that the auditor submits a formal written statement regarding relationships and services which may impact independence. The audit committee will discuss any relevant independence matters with auditors.

     - Review accounting and financial human resources and succession planning within the corporation.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meetings with, the Board of Directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                                                SKU# NDCCM-PS-01

NATIONAL DENTEX CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


                          NATIONAL DENTEX CORPORATION


     Dear Shareholder,

     Please take note of the information enclosed with this proxy card. This is your opportunity to vote on important matters related to the management and operation of your Company. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your proxy card must be received prior to the Special Meeting in Lieu of Annual Meeting of Shareholders, which is scheduled to be held on April 10, 2001.

     Thank you in advance for your prompt consideration of these matters.



     Sincerely,



     NATIONAL DENTEX CORPORATION




                                                            DETACH HERE                                     ZNDCC1

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

----------------------------------------------------
          NATIONAL DENTEX CORPORATION
----------------------------------------------------
                                                                                                  FOR  AGAINST  ABSTAIN
    1. Proposal to fix the number of directors at     2. Proposal to approve the Company's 2001   [ ]     [ ]     [ ]
       six and to elect the following persons as         Stock Plan.
       directors.

       (01) DAVID L. BROWN   (04) DAVID V. HARKINS
       (02) JACK R. CROSBY   (05) WILLIAM H. McCLURG                                              FOR  AGAINST  ABSTAIN
       (03) DANIEL A. GRADY  (06) NORMAN F. STRATE    3. Proposal to approve the appointment of   [ ]     [ ]     [ ]
                                                         Arthur Andersen LLP as Auditors.
              FOR                WITHHELD
              ALL   [ ]      [ ] FROM ALL
           NOMINEES              NOMINEES

      [ ] ______________________________________      4. In their discretion on any other matters as may properly come
          For all nominees except as noted above         before the meeting or at any adjournment or postponement
                                                         thereof.




                                                         Mark box at right if an address change or comment has    [ ]
                                                         been noted on the reverse side of this card.



Signature: __________________________ Date: ___________  Signature: __________________________ Date: ___________


                                  DETACH HERE                            ZNDCC2

                          NATIONAL DENTEX CORPORATION


    PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
                               ON APRIL 10, 2001
            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Special Meeting in Lieu of Annual Meeting of Shareholders, Proxy Statement and the Annual Report of National Dentex Corporation (the "Company"), hereby appoint(s) David V. Harkins, David L. Brown, and Richard F. Becker or any one of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Shareholders of the Company to be held at Posternak, Blankstein & Lund, L.L.P., 100 Charles River Plaza, Boston, Massachusetts, 02114 at 10:00 a.m. on Tuesday, April 10, 2001 and at any adjournment or postponement thereof, and thereat to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote (a) upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting, and (b) with respect to the selection of Directors in the event of any unforeseen emergency.

Attendence of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.

-------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

____________________________________      ____________________________________

____________________________________      ____________________________________

____________________________________      ____________________________________